EXHIBIT 99.3

Letter to Stockholders re: Reorganized Shares

SEITEL LETTERHEAD

Dear Stockholder:

I am pleased to inform you that our Third Amended Joint Plan of Reorganization filed with the Bankruptcy Court on January 17, 2004 (the “Plan”) was confirmed by the Bankruptcy Court on March 18, 2004 and became effective on                     , 2004 (the “Effective Date”).

On the effective date of the Plan, each of our outstanding shares of common stock, $.01 par value, was cancelled and converted into the right to receive one share of reorganized common stock and one warrant representing the right to purchase 4.926 additional shares of reorganized common stock at an exercise price of 60 cents per share (the “Stockholder Warrants”). In the aggregate, 25,375,683 shares of old common stock were cancelled and converted into the right to receive 25,375,683 (i) shares of reorganized common stock and (ii) warrants to purchase an aggregate of 125,000,000 additional shares of reorganized common stock having an aggregate exercise price of $75,000,000. These Stockholder Warrants are exercisable until 5:00 pm New York City time on                     , 2004, regardless of whether you have received this letter and your certificate representing the Stockholder Warrants before that time. From and after the Effective Date of the Plan, your certificate representing your shares of old common stock will evidence solely the right to receive, when surrendered as described in the enclosed Letter of Transmittal, your new certificates evidencing your shares of reorganized common stock.

In order for you to receive your new certificates evidencing your shares of reorganized common stock, you must complete and sign the enclosed Letter of Transmittal in accordance with the instructions for completion, and return it to our transfer agent together with your original old common stock certificate. The Letter of Transmittal instructs you as to what is necessary for you to do if your old stock certificate has been lost, stolen, misplaced or destroyed.

We have also enclosed with this letter a certificate representing the number of Stockholder Warrants to which you are entitled together with exercise instructions, a form of election to exercise and a form of transfer.

If your shares of our old common stock are held in the name of a broker, bank, depository or other nominee (each a “Nominee”), you will not be receiving a certificate representing your Stockholder Warrants. Instead you will receive a beneficial interest in a global warrant held by the Depositary Trust Company in its capacity as custodian for our warrant agent. This “beneficial interest” has the same rights and privileges as a certificate representing the Stockholder Warrants. We have forwarded to each Nominee a notice of such Nominee’s interest in the global warrant representing the Stockholder Warrants, together with exercise instructions, a form of election to exercise, a form to exchange the beneficial interest in the global warrant for a certificate representing your Stockholder Warrants and form of transfer. If you wish to do so, please contact your Nominee with respect to exchanging your beneficial interest in the global warrant for a certificate representing your Stockholder Warrants or exercising your Stockholder Warrants.

We are also enclosing with this letter our prospectus dated                     , 2004 which relates to the issuance and distribution of the Stockholder Warrants and offer and sale of our reorganized common stock upon exercise of the Stockholder Warrants (should you choose to exercise). Please read the accompanying prospectus in its entirety. While all of the information contained in the prospectus is important for you to be aware of, we particularly call your attention to the sections titled: “Risk Factors” and “Dilution”.

American Stock Transfer and Trust Company has agreed to act as both our transfer agent and warrant agent. Please direct any questions that you may have concerning the enclosed Letter of Transmittal or the exercise or transfer of your Stockholder Warrants to them, as follows:

American Stock Transfer and Trust Company

59 Maiden Lane

New York, NY 10038

Telephone: (718) 921-8200

Attention: Shareholder Service Department

We also recommend that you contact your broker or Nominee with respect to any requirements they may have with respect to the exercise or transfer of your Stockholder Warrant(s).

Very truly yours, SEITEL, INC.

By:

Fred S. Zeidman Chairman of the Board

LETTER OF TRANSMITTAL

To accompany certificates formerly

representing Common Stock, $0.01 par value of

SEITEL, INC.,

This Letter of Transmittal should be completed, signed and submitted, together with your certificate(s) formerly representing SEITEL, INC. Common Stock to the Transfer Agent at the address listed below:

American Stock Transfer & Trust Company

If by Mail or by Hand:

59 Maiden Lane New York, New York 10038

Attention: Exchange Department

If you require additional information, please call

American Stock Transfer & Trust Company (the “Transfer Agent”)

at (718) 921-8200

IMPORTANT:	The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

BOX A DESCRIPTION OF SEITEL, INC. CERTIFICATE(S) SURRENDERED

Name(s) and Address(es) of Registered Holder(s) (Please Fill In)	Certificate(s) Enclosed (Attach additional schedule, if necessary) See Instruction 3

	Certificate Number(s)	Number of Shares Represented by Certificate(s)

Total No. of Shares

☐	I HAVE LOST MY CERTIFICATE(S) OF COMMON STOCK OF THE COMPANY AND REQUIRE ASSISTANCE WITH RESPECT TO REPLACING SUCH CERTIFICATE(S). (PLEASE SEE INSTRUCTION 7.)

Dear Stockholder:

This Letter of Transmittal is being delivered in connection with Seitel, Inc.’s Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”), as filed with the United States District Court for the District of Delaware (the “Bankruptcy Court”) on January 17, 2004 and confirmed by the Bankruptcy Court on March 18, 2004. Pursuant to the Plan, effective on                     , 2004 (the “Effective Date”), all of the Company’s outstanding 25,375,683 shares of common stock, $0.01 par value (“Old Common Stock”), were cancelled and exchanged for new shares of common stock, $0.01 par value (the “Reorganized Common Stock”). Each holder of record of our Old Common Stock on                     , 2004 (the “Record Date”), will receive, in exchange for each cancelled share of Old Common Stock they held as of the Record Date: (i) one share of the Reorganized Common Stock; and (ii) one stockholder warrant representing the right to purchase 4.926 shares of the Reorganized Common Stock, at an exercise price of $0.60 cents per share (the “Stockholder Warrants”). THIS LETTER OF TRANSMITTAL ONLY RELATES TO THE SHARES OF REORGANIZED COMMON STOCK WHICH YOU ARE ENTITLED TO RECEIVE.

You must complete, date, sign and return this Letter of Transmittal to the Transfer Agent at the address listed above along with all of your stock certificate(s) representing the Old Common Stock of the Company in order to receive certificate(s) representing the Reorganized Common Stock. Pursuant to the Plan, the undersigned, in compliance with the instructions below and in accordance with the terms of the Plan, surrenders the above-described stock certificate(s) in exchange for one share of Reorganized Common Stock for each share of Old Common Stock.

UNTIL YOU HAVE SURRENDERED YOUR OLD COMMON STOCK CERTIFICATE(S), OR AN AFFIDAVIT OF LOSS OR INDEMNITY BOND IN LIEU THEREOF, TO THE TRANSFER AGENT, YOU WILL NOT RECEIVE A CERTIFICATE REPRESENTING THE COMPANY’S REORGANIZED COMMON STOCK FOR SUCH SHARES, NOR WILL YOU RECEIVE ANY DIVIDENDS OR DISTRIBUTIONS PAYABLE TO HOLDERS OF SHARES OF THE COMPANY’S REORGANIZED COMMON STOCK FOR SUCH SHARES.

Each holder of Old Common Stock of the Company must complete Boxes A, B and D and enclose all of his, her or its Old Common Stock Certificate(s).

OLD COMMON STOCK CERTIFICATE HOLDER(S) MUST SIGN IN BOX B

The undersigned hereby represents and warrants that the undersigned has full power and authority to deliver for surrender the enclosed Old Common Stock Certificate(s) and that all rights represented by such Old Common Stock Certificate(s) are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Transfer Agent or the Company to be necessary or desirable to complete the surrender of the enclosed Old Common Stock Certificate(s). All authority herein conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

All questions as to the proper completion and execution of this Letter of Transmittal, the form, validity or eligibility for surrender of each Old Common Stock Certificate and the adequacy of any other documentation submitted in connection with this Letter of Transmittal will be determined by the Company (or by the Transfer Agent if delegated such authority). Any such determination shall be final and binding. No surrender of Old Common Stock Certificate(s) shall be deemed to have been effectively made until all defects and irregularities shall have been cured or waived.

DELIVERY OF OLD COMMON STOCK CERTIFICATE(S) SHALL BE EFFECTED ONLY UPON DELIVERY THEREOF (OR AFFIDAVITS OF LOSS AND INDEMNITY BONDS IN LIEU THEREOF) TO THE TRANSFER AGENT AT THE ADDRESSES LISTED ABOVE, TOGETHER WITH THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTATION, IN FORM SATISFACTORY TO THE TRANSFER AGENT.

BOX B (To be completed by all person(s) surrendering Old Common Stock Certificate(s)) SIGN HERE

BOX C

Complete ONLY if required by Instruction 4.

SIGNATURE GUARANTEE

NOTE: Your signature must be medallion

guaranteed by an eligible financial

institution. A notarization by a

notary public is not acceptable.

(See Instruction 2)

FOR USE BY FINANCIAL INSTITUTION
ONLY.

PLACE MEDALLION GUARANTEE

IN SPACE BELOW.

(Signature(s) of registered holder(s))
Dated:
Name(s):

Address:
(Including zip code)
☐	Check box if change of address
Telephone Number:

Must be signed by registered holder(s) exactly as name(s) appear(s) on surrendered stock certificate(s) or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, please set forth full title (See Instruction 4).

Title:
(Other than signature(s), please print or type)

SPECIAL ISSUANCE AND MAILING INSTRUCTIONS

The person(s) signing this Letter of Transmittal understand(s) that the Reorganized Common Stock Certificate(s) to be issued with respect to the Old Common Stock Certificate(s) surrendered herewith will be issued in the same name(s) as the surrendered Old Common Stock Certificate(s) and will be mailed to the address of the registered holder(s) set forth above in Box A unless otherwise indicated in Box E or Box F below. If Box E or Box F is completed, the signature of such registered holder(s) must be guaranteed as set forth in Instruction 4 or Instruction 5, as applicable.

BOX E

SPECIAL ISSUANCE INSTRUCTIONS

(See Instruction 4)

TO BE COMPLETED ONLY if a Reorganized
Common Certificate is to be registered in the
name(s) of someone other than the registered
holder(s) set forth above in Box A.

ISSUE TO:

(Please print or type)

Name(s):

Address:

(street and number)

(city, state and zip code)

Tax Identification Number

(Also complete Substitute Form W-9)

BOX F

SPECIAL MAILING INSTRUCTIONS

(See Instruction 5)

TO BE COMPLETED ONLY if a Reorganized
Common Stock Certificate is to be delivered to the
registered holder(s) or someone other than the
registered holder(s) at an address other than that
set forth above in Box A.

MAIL TO:

(Please print or type)

Name(s):

Address:

(street and number)

(city, state and zip code)

PLEASE REVIEW INSTRUCTION 6 FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

BOX D PAYER’S NAME:

Part 1—PLEASE PROVIDE YOUR TIN IN THE SPACE AT THE RIGHT. Social Security Number OR Employer Identification Number

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part 2—CHECK THE BOX IF YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING UNDER PROVISIONS OF SECTION 3406(A)(1) OF THE INTERNAL REVENUE CODE BECAUSE (1) YOU HAVE NOT BEEN NOTIFIED THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF FAILURE TO REPORT ALL INTEREST OR DIVIDENDS OR (2) THE INTERNAL REVENUE SERVICE HAS NOTIFIED YOU THAT YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING ☐

Payer’s Request of Taxpayer Identification Number (TIN)	Part 3— Awaiting TIN ☐

NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN

BACKUP WITHHOLDING OF 28% OF YOUR PAYMENT.

SIGN HERE AND HAVE SIGNATURE GUARANTEED, IF REQUIRED
CERTIFICATION: I certify that the information provided on this form is true, correct and complete.

Signature(s) of Owner(s)

Dated:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If signature is by officer, attorney, executor, administrator, trustee, Custodian, guardian or others acting in a fiduciary or other representative capacity, set forth full title and see Instruction 4.)

(Area Code and Tel. No.)

GUARANTEE OF SIGNATURE (See Instruction 2) (Authorized Signature) (Name of Firm) (Title) (Address) (Zip Code)

INSTRUCTIONS

1.    Delivery of Letter of Transmittal and Certificate(s).    This Letter of Transmittal or a copy thereof, properly completed and duly executed, together with the certificate(s) for Old Common Stock described on the face hereof, must be delivered to the Transfer Agent address set forth on the face hereof. A return envelope addressed to the Transfer Agent is enclosed for convenience. The method of delivery of certificate(s) for Old Common Stock and all other required documents is at the election and risk of the owner, but if sent by mail, it is recommended that they be sent by registered mail, properly insured with return receipt requested. DO NOT SEND OLD COMMON STOCK CERTIFICATES TO SEITEL, INC.

2.    Endorsement and Guaranty of Signatures.    The Old Common Stock Certificate(s) surrendered must be properly endorsed (or accompanied by appropriate stock powers properly executed) by the registered holder(s) of such Old Common Stock Certificate(s) to the person(s) who are to receive the Reorganized Common Stock Certificate(s). The signature(s) of the registered holder(s) on the endorsement or stock powers must correspond exactly with the name(s) written upon the face of such Old Common Stock Certificate(s), without alteration, enlargement or any change whatsoever, and must be guaranteed by an Eligible Guarantor Institution (as defined below) which is a member of an approved signature guarantee medallion program. See Instruction 4.

Definition of Eligible Guarantor Institution.    An “Eligible Guarantor Institution” (as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), means:

1)	Banks (as defined in Section 3(a) of the Federal Deposit Insurance Act);

2)	Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers (as defined in the Exchange Act);

3)	Credit unions (as defined in Section 19(B)(1)(A) of the Federal Reserve Act);

4)	National securities exchanges, registered securities associations and clearing agencies (as such terms are used in the Exchange Act); and

5)	Savings associations (as defined in Section 3(b) of the Federal Deposit Insurance Act).

3.    Inadequate Space.    If the space provided herein is inadequate, the certificate number(s) and the number of Old Common Stock should be listed on a separate schedule attached hereto.

4.    Signatures on Letter of Transmittal; Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the certificate(s) surrendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any alteration or change whatsoever. If the certificate(s) surrendered hereby is (are) owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any surrendered Old Common Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. Additional copies of the Letter of Transmittal may be obtained from the Transfer Agent. When this Letter of Transmittal is signed by the registered holder(s) of the certificate(s) listed and surrendered hereby, no endorsements of certificates or separate stock powers are required. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, such person’s signature must be guaranteed by an Eligible Institution (as defined in Instruction 2 above) and such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s). If such certificate(s) have been transferred by the registered holder(s), the signature(s) on this Letter of Transmittal must correspond exactly with the name(s) of the last transferee(s) endorsed on such certificate(s) or indicated on the accompanying stock powers. The signature(s) on such certificate(s) or stock powers must be guaranteed by an Eligible Institution. If this Letter of Transmittal or any certificate(s) or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such person(s) should so indicate when signing, and proper evidence, satisfactory to the Transfer Agent, of their authority to so act must be submitted.

5.    Special Instructions for Delivery by the Transfer Agent.    The Reorganized Common Stock Certificate(s) will be mailed to the address of the registered holder(s) of the certificate(s) surrendered, as indicated in Box A, unless instructions to the contrary are given in Box E or Box F. If the Reorganized Common Stock Certificate(s) are to be delivered to the registered holder(s) of the Old Common Stock Certificate(s) at an address other than as indicated in Box A, Box F must be completed and the appropriate signature(s) must be guaranteed in Box C.

6.    Taxpayer Identification Numbers.    Under the federal income tax law, you are subject to certain penalties as well as withholding of tax at 28% rate if you have not provided us with your correct Social Security number or other taxpayer identification number. Please read this notice carefully. You (as a payee) are required by law to provide us (as a payer) with your current taxpayer identification number and to certify that (i) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest dividends; or (ii) you have been notified by the Internal Revenue Service that you are no longer subject to backup withholding. A Substitute Form W-9 is enclosed for that purpose and must be duly completed and executed by the registered holder(s) or the person(s) authorized to become a registered holder of the common stock represented by the certificate(s) being surrendered, and should be hand delivered or mailed with the certificate(s) to the Transfer Agent at the address set forth at the top of the Letter of Transmittal. If the Substitute Form W-9 is signed by the registered holder(s) of the certificate(s) transmitted herewith, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If you are an individual, your taxpayer identification number is your Social Security number. If you have not provided us with your correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the Transfer Agent. If backup withholding applies, a payer is required to withhold 28% of payments made to you. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in overpayment of taxes, a refund may be obtained from the Internal Revenue Service. If you have questions about your status under the law, contact your attorney or tax advisor or the Internal Revenue Service.

7.    Mutilated, Lost, Stolen or Destroyed Certificate(s).    In the event that any stockholder is unable to deliver to the Transfer Agent the Old Common Stock Certificate(s) representing his, her or its shares of Old Common Stock due to the mutilation, loss, theft or destruction of such Old Common Certificate(s), such fact should be indicated on the face of this Letter of Transmittal. In such case, the stockholder should also contact the Transfer Agent, at its number (718) 921-8200, to report the mutilated, lost, stolen or destroyed securities. The Transfer Agent will forward additional documentation which such stockholder must complete in order to effectively surrender such mutilated, lost, stolen, or destroyed Old Common Stock Certificate(s) (including affidavits of loss and indemnity bonds in lieu thereof). There may be a fee in respect of mutilated, lost, stolen, or destroyed Old Common Stock Certificates, but surrenders hereunder regarding such certificates will be processed only after such documentation has been submitted to and approved by the Transfer Agent.

8.    Additional Copies.    Additional copies of this Letter of Transmittal may be obtained from the Transfer Agent at the addresses listed above.

9.    Assistance in Preparation of this Form.     Questions and requests for assistance in completing and signing this Letter of Transmittal may be directed to the Transfer Agent at (718) 921-8200. This Transfer Agent shall have the absolute right to reject any Letter of Transmittal not in proper form or to waive any irregularities therein; and the Transfer Agent’s interpretation of these Instructions will be final. However, the Transfer Agent and Seitel, Inc. also reserve full discretion to waive any defect or irregularity in any such surrender. No surrender will be deemed to have been effected until all such defects or irregularities, which have not been waived, have been cured.